Exhibit 10.19

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of November 2, 2010, by and among ALARM FUNDING, LLC, a Delaware limited liability company (sometimes referred to herein as “Alarm Funding”), CASTLEROCK SECURITY HOLDINGS, INC., a Delaware corporation (sometimes referred to herein as “NewCo”, and together with Alarm Funding, “Borrower”), and CASTLEROCK SECURITY, INC., a Delaware corporation (sometimes referred to herein as “CastleRock”, and together with Alarm Funding and NewCo, the “Credit Parties”), LENDERS (as defined in the Credit Agreement, as defined below),  and SIEMENS FIRST CAPITAL COMMERCIAL FINANCE, LLC, a Delaware limited liability company, as successor in interest to FCC, LLC in its capacity as agent for Lenders (hereinafter referred to in such capacity as “Agent”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, reference is made to that certain Credit Agreement, dated as of May 25, 2007, as amended by that Amendment to Credit Agreement and Credit Documents, dated as of August 16, 2007 (the “First Amendment”), as further amended by that Amended and Restated Forbearance Agreement and Amendment to Credit Agreement, dated as of February 16, 2008 (the “Forbearance Agreement”), and as further amended by that Consent, Limited Waiver and Third Amendment to Credit Agreement and Credit Documents by and among Alarm Funding, the Lenders party thereto, and Agent (collectively, the “Credit Agreement”); and

WHEREAS, Alarm Funding has requested that Agent and Lenders amend certain terms of the Credit Agreement as hereinafter provided, and Agent and Lenders are willing to make such modifications, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.                                      Capitalized Terms; Construction.  All capitalized terms used and not defined herein shall have the meanings given them in the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Amendment.

2.                                      Amendment of Section 7.2.18 [Maximum Funded Debt to Tangible Net Worth Ratio; Senior Funded Debt] of the Credit Agreement.

Section 7.2.18 [Maximum Funded Debt to Tangible Net Worth Ratio; Senior Funded Debt] of the Credit Agreement is hereby amended and restated to read as follows:

“7.2.18 Senior Funded Debt to Tangible Net Worth Ratio; Senior Funded Debt to EBITDA Ratio.

(a)                                 Borrower shall not at any time permit the ratio of Senior Funded Debt to Tangible Net Worth of NewCo and its consolidated Subsidiaries (but in no event including any Permitted Subsidiary) to exceed (i) 14.0 to 1 for the period commencing on the Third Amendment Effective Date and continuing until the Deposit Date, and (ii) 2.25 for the period commencing on the Deposit Date and continuing thereafter.

(b)                                 Borrower shall not at any time permit the ratio of Senior Funded Debt to EBITDA of NewCo and its consolidated Subsidiaries (but in no event including any Permitted Subsidiary) to exceed (i) 5.0 to 1 for the period commencing November 1, 2010 and continuing through September 30, 2011, and (ii) 4.25 for the period commencing on October 1, 2011 and continuing thereafter.”

3.                                      Amendment of Section 8.1.17  [Evidence of Equity Raise Commitment]of the Credit Agreement.

Section 8.1.17 [Evidence of Equity Raise Commitment] shall be amended and restated as follows:

“8.1.17  Evidence of Equity Raise Commitment.

Borrower shall fail to deliver to Agent either (x) executed commitment letters with respect to a private Equity Raise (including from Whitecap or any of its Affiliates) or (y) evidence of the filing of an S-1 with respect to a public Equity Raise, no later than November 5, 2010.”

4.                                      Conditions of Effectiveness of this Amendment.  The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:

(a)                                 Credit Documents.  Borrower shall or shall have caused to be delivered to Agent this fully executed Amendment.

(b)                                 Fees and Expenses.  Borrower shall pay or cause to be paid to Agent for itself the reasonable costs and expenses of Agent, including reasonable fees of Agent’s counsel in connection with this Amendment.

(c)                                  No Violation of Laws, No Actions or Proceedings. The execution of this Amendment shall not contravene any Law applicable to Borrower, any Guarantor, any Pledgor, Agent or any of the Lenders.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Amendment or the consummation of the transactions

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contemplated hereby, which, in Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Amendment or any of the other Credit Documents.

(d)                                 Legal Details; Counterparts.  All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to Agent; Agent shall have received from Alarm Funding, CastleRock,  NewCo and the Lenders a fully executed original of this Amendment; and Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions; in each case, in form and substance satisfactory to Agent.

5.                                      Joinder of CastleRock.  CastleRock acknowledges and agrees that it has executed and delivered a Guaranty and Suretyship Agreement in favor of Agent for the benefit of the Lenders in connection with this Amendment.  CastleRock joins in this Amendment to evidence its consent to the Credit Agreement and the amendment of the Credit Agreement pursuant to this Amendment.

6.                                      Force and Effect. The Credit Agreement and each of the other Credit Documents, as amended through and including this Amendment, are hereby ratified and confirmed and are and shall remain in full force and effect on and after the date of this Amendment in accordance with their respective terms.  The parties hereto do not amend any provisions of the Credit Agreement or the other Credit Documents except for the amendments as expressly set forth herein.  Neither Borrower nor Guarantor has any defense or counterclaim whatsoever to any action or proceeding that may be brought to enforce the rights and remedies of the Agent and Lenders under the Credit Agreement and the other Credit Documents. No novation to any Credit Document is intended or shall occur by or as a result of this Amendment.

7.                                      Governing Law.  This Amendment shall be deemed to be a contract under the Laws of the State of New York and shall, pursuant to New York General Obligations Law Section 5-1401, for all purposes be governed by, and construed and enforced in accordance with, the Laws of the State of New York.

8.                                      Counterparts.  This Amendment may be executed in separate counterparts, each of which when executed and delivered shall be an original, but all of which when taken together shall constitute one and the same instrument.  Delivery by facsimile or other electronic transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party.  Any party that delivers its original counterpart signature to this Amendment by facsimile or other electronic transmission hereby covenants to personally deliver five (5) original counterpart signatures promptly thereafter to Agent.

[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers hereunto duly authorized, as of the date first above written.

BORROWER:

ALARM FUNDING, LLC,
a Delaware limited liability company

By:	/ s / Westin Lovy
Westin Lovy, Managing Director

CASTLEROCK SECURITY HOLDINGS, INC.,
a Delaware corporation

By:	/s / Brian E. Johnson
Brian E. Johnson, President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

GUARANTOR:

CASTLEROCK SECURITY, INC.,
a Delaware corporation

By:	/ s / Brian E. Johnson
Brian E. Johnson, President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

SIEMENS FIRST CAPITAL COMMERCIAL FINANCE, LLC, as Agent and a Lender

By:	/ s / Anthony Casciano
Name:	Anthony Casciano
Title:	Senior Vice President

and

By:	/ s / Matthew R. Begley
Name:	Matthew R. Begley
Title:	President

FCC, LLC, as a Lender

By:	/ s / Lee Elmore
Name:	Lee Elmore
Title:	Senior Vice President